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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 30, 2001
          -----------------------------------------------------------
               (Date of Report) (Date of earliest event reported)

                             Solectron Corporation
           ----------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Delaware                     333-56220                94-2447045
----------------------------        ----------------        --------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


        777 Gibraltar Drive, Milpitas, CA                 95035
     ----------------------------------------         ------------
     (Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code:         (408) 957-8500
                                                            ---------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On January 22, 2001, the Registrant entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among the Registrant, Centers Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Registrant ("Merger Sub"), and Centennial Technologies, Inc., a Delaware corporation ("Centennial"), pursuant to which Merger Sub would be merged with and into Centennial, with Centennial surviving the merger as a wholly-owned subsidiary of the Registrant, and each share of Centennial common stock issued and outstanding at the effective time of the merger would be cancelled and converted into the right to receive common stock of the Registrant.

         On April 30, 2001, the Registrant closed the transactions contemplated by the Merger Agreement, including the merger of Merger Sub and Centennial. As a result of the merger, each issued and outstanding share of Centennial common stock was cancelled and converted into the right to receive 0.542 of a share of common stock of the Registrant.

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Item 7.  Financial Statements and Exhibits

         (c)  Exhibits

         99.1 Press release dated April 30, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2001                      SOLECTRON CORPORATION, INC.


                                          By: /s/ Susan S. Wang
                                             -----------------------------------
                                             Name: Susan S. Wang
                                             Title: Senior Vice President, Chief
                                             Financial Officer and Corporate
                                             Secretary



                                INDEX TO EXHIBITS


Exhibit

99.1     Press Release dated April 30, 2001



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